EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (Form S-1, No. 333-221067) of ARC Group Worldwide, Inc. of our report dated September 26, 2017, relating to the consolidated financial statements of ARC Group Worldwide, Inc., which report appears in the Form 10-K/A of ARC Group Worldwide, Inc. for the year ended June 30, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado
January 11, 2018